Exhibit 99.1

FLUIDIGM ANNOUNCES PRELIMINARY FOURTH QUARTER 2014 REVENUE AND ISSUES 2015 REVENUE GUIDANCE

SOUTH SAN FRANCISCO, Calif. - January 13, 2015 - Fluidigm Corporation (NASDAQ:FLDM) today announced total revenue for the fourth quarter of 2014 is expected to be approximately $33.4 million based on preliminary, unaudited financial data. Organic revenue for the fourth quarter of 2014 (excluding revenue attributable to the DVS Sciences acquisition, comprised of the CyTOF® 2 system and proteomics analytical consumables) is expected to be approximately $25.2 million.

Total revenue for the full year of 2014 is expected to be approximately $116.4 million based on preliminary, unaudited financial data. Organic revenue for the full year of 2014 (excluding revenue attributable to the DVS Sciences acquisition, comprised of the CyTOF® 2 system and proteomics analytical consumables) is expected to be approximately $95.9 million.

“We are very pleased with our fourth quarter and full year results across our entire business. We achieved strong sequential growth within our CyTOF single-cell proteomics product line both in terms of revenue and bookings. Our full year results are at the high-end of our previously stated guidance, despite a currency headwind in the quarter. As in the third quarter, we realized commercial synergy between single-cell genomics and proteomics at a customer and sales representative level,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“With our DVS acquisition almost a year behind us, we believe that the strength of our single-cell biology platform positions us for solid growth in 2015,” continued Worthington.

Fluidigm projects total revenue for the full year 2015 to be between $142 million and $149 million. 2015 revenue projections incorporate an estimated negative currency related impact of 3 to 4 percent at the midpoint of the range.

Fluidigm will report its financial results for the fourth quarter and full year 2014 and host a conference call in February 2015.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to Fluidigm’s expected fourth quarter and full year 2014 total and organic revenue, the potential for growth in 2015, projected total revenue for the full year 2015, and estimated currency related impact on 2015 revenue. Our audited financial results are not yet available. Our preliminary expectations regarding fourth quarter and full year 2014 total and organic revenue are subject to review by our management and audit by our independent registered public accounting firm, and actual results could differ materially from management's expectations as a result of such review or audit. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm’s proteomics and genomics product lines; the possible loss of key employees, customers, or suppliers; intellectual property risks arising from the recent acquisition, including risks relating to maintaining material in-licensed intellectual property rights; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of c omponents or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo, and CyTOF are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Ana Petrovic
Director, Investor Relations & Strategy
650.243.6628 (Office)
ana.petrovic@fluidigm.com